Exhibit 4(c)

POTASH CORPORATION OF SASKATCHEWAN INC.

to

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
Trustee

Indenture

Dated as of February 27, 2003

Debt Securities

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(continued)

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(continued)

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(continued)

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(continued)

		Page

Section 11.06	Securities Payable on Redemption Date	62
Section 11.07	Securities Redeemed in Part	62
	ARTICLE TWELVE
	SINKING FUNDS
Section 12.01	Applicability of Article	63
Section 12.02	Satisfaction of Sinking Fund Payments with Securities	63
Section 12.03	Redemption of Securities for Sinking Fund	63
	ARTICLE THIRTEEN
	REPAYMENT AT THE OPTION OF HOLDERS
Section 13.01	Applicability of Article	64
Section 13.02	Repayment of Securities	64
Section 13.03	Exercise of Option	64
Section 13.04	When Securities Presented for Repayment Become Due and Payable `	65
Section 13.05	Securities Repaid in Part	65
	ARTICLE FOURTEEN
	DEFEASANCE AND COVENANT DEFEASANCE
Section 14.01	Applicability of Article: PCS’s Option to Effect Defeasance or Covenant Defeasance	66
Section 14.02	Defeasance and Discharge	66
Section 14.03	Covenant Defeasance	67
Section 14.04	Conditions to Defeasance or Covenant Defeasance	67
Section 14.05	Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	69
	ARTICLE FIFTEEN
	MEETINGS OF HOLDERS OF SECURITIES
Section 15.01	Purposes for Which Meetings May Be Called	70
Section 15.02	Call, Notice and Place of Meetings	70
Section 15.03	Persons Entitled to Vote at Meetings	70

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(continued)

		Page

Section 15.04	Quorum; Action	71
Section 15.05	Determination of Voting Rights; Conduct of Meetings	72
Section 15.06	Counting Votes and Recording Action of Meetings	72

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Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and certain sections of this Indenture

Trust Indenture Act Section		Indenture Section

§ 310	(a)(1)	6.08
	(a)(2)	6.08
	(b)	6.08, 6.09
§ 312	(a)	7.05
§ 312	(c)	7.02
§ 313	(a)	7.03
	(c)	7.03
§ 314	(a)	7.04
	(a)(4)	10.08
	(c)(1)	1.02
	(c)(2)	1.02
	(e)	1.02
§ 315	(b)	6.02
§ 316	(a)(last sentence)	1.01	(“Outstanding”)
	(a)(1)(A)	5.12
	(a)(1)(B)	5.13
	(b)	5.08
§ 317	(a)(1)	5.03
	(a)(2)	5.04
§ 318	(a)	1.12
	(c)	1.12

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     Section 318(c) of the Trust Indenture Act provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

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     INDENTURE dated as of February 27, 2003 between Potash Corporation of Saskatchewan Inc., a corporation organized under the laws of Canada (“PCS”), having its principal office at Suite 500, 122 1st Avenue South, Saskatoon, Saskatchewan, Canada S7K 7G3 and The Bank of Nova Scotia Trust Company of New York, a corporation organized under the laws of the State of New York, as Trustee (the “Trustee”), having its Corporate Trust Office at One Liberty Plaza, New York, New York 10006.

RECITALS

     PCS has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debt securities (“Securities”), in an unlimited aggregate principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

     All things necessary to make this Indenture a valid agreement of PCS, in accordance with its terms, have been done.

     Now, therefore, this Indenture witnesseth:

     For and in consideration of the premises and the purchase of Securities by the holders thereof; it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Canadian GAAP; and

(d) the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          The following terms shall have the indicated respective meanings:

          “Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

          “Additional Amounts” has the meaning specified in Section 10.09.

          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          “Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 6.12.

          “Attributable Debt” means, with respect to any Sale and Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

          “Bankruptcy Law” has the meaning specified in Section 5.01.

          “Board of Directors” means the board of directors of PCS, the executive committee or any committee of that board, a managing director or any officer duly authorized to act hereunder.

          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of PCS to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          “Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

          “calculation period” has the meaning specified in Section 3.10.

          “Canadian GAAP” means generally accepted accounting principles, as in effect from time to time, as used in Canada applied on a consistent basis.

               “Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible or exchangeable for corporate stock), warrants or options to purchase any thereof.

               “Clearstream” means Clearstream Banking, societé anonyme, or its successor.

               “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties on such date.

               “Common Shares” means, with respect to any Person, Capital Stock issued by such Person other than Preferred Shares.

               “Consolidated Net Tangible Assets” of PCS means, at any date, the gross book value as shown by the accounting books and records of PCS of all property both real and personal of PCS and its Subsidiaries, determined on a consolidated basis in accordance with Canadian GAAP (including appropriate deductions for any minority interests in property of Subsidiaries of PCS), less (a) the gross book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements or organizational expenses and other like intangibles, (b) gross Debt discount and expense, (c) all reserves for depreciation, obsolescence, depletion and amortization of its properties, and (d) all other proper reserves which in accordance with Canadian GAAP should be provided in connection with the business conducted by PCS and its Subsidiaries.

               “Conversion Event” means the cessation of use of (a) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community or (b) any currency unit (or composite currency) the purposes for which it was established.

               “Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at One Liberty Plaza, New York, New York 10006.

               “Corporation” includes corporations, partnerships, limited liability companies and trusts.

               “covenant defeasance” has the meaning specified in Section 14.03.

               “Custodian” has the meaning specified in Section 5.01.

               “Debt” of PCS or any Subsidiary means any indebtedness of PCS or any Subsidiary, whether or not contingent, in respect of (without duplication) (a) borrowed money, whether or not evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness secured by any Lien existing on property owned by PCS or any Subsidiary, (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, (d) the principal amount of all obligations of PCS or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (e) any lease of property by PCS or any Subsidiary as lessee which is reflected on PCS’s consolidated balance sheet as a capitalized lease in accordance with Canadian GAAP to the extent, in the case of items of indebtedness under (a) through (c) above, that any such items (other than letters of credit) would appear as a liability on PCS’s consolidated balance sheet in accordance with Canadian GAAP, and also includes, to the extent not otherwise included, any obligation by PCS or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than PCS or any Subsidiary).

               “default” has the meaning specified in Section 6.02.

               “Defaulted Interest” has the meaning specified in Section 3.07.

               “defeasance” has the meaning specified in Section 14.02.

               “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or (c) is redeemable at the option of the holder thereof; in whole or in part, in each case on or prior to the Stated Maturity of the series of Securities involved.

               “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

               “DTC” means The Depository Trust Company.

               “Euroclear” means Euroclear Bank S.A./N.V., or its successor as operator of the Euroclear Clearance System.

               “Event of Default” has the meaning specified in Article Five.

               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission.

               “Excluded Taxes” has the meaning specified in Section 10.06.

               “executive officer” means such officer or officers of PCS as are certified to the Trustee from time to time by the Secretary or any Assistant Secretary of PCS.

               “Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

               “Government Obligation” means securities which are (a) direct obligations of the United States of America or the government which issued the Foreign Currency in which Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

               “Holder” means the Person in whose name a Security is registered in the Security Register.

               “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof; and shall include the terms of particular series of Securities established as contemplated by Section 3.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

               “Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

               “interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 10.06, includes such Additional Amounts.

               “Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

               “Lien” means any mortgage, charge, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement except:

               (a) liens for taxes and other governmental assessments, including utility charges and vault rentals (i) which are not yet delinquent, or (ii) which are being contested in good faith by appropriate proceedings;

               (b) carrier’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s, brokers’ or other like liens (i) which do not remain unsatisfied or undischarged for a period of more than 90 days, or (ii) which are being contested in good faith by appropriate proceedings;

               (c) attachment or judgment liens not giving rise to a default or an Event of Default and which are being contested in good faith by appropriate proceedings;

               (d) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

               (f) easements, rights of way, restrictions, development orders, plats and other similar encumbrances.

               “mandatory sinking fund payment” has the meaning specified in Section 12.01.

               “Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

               “Notice of Default” has the meaning specified in Section 5.01.

               “Officer’s Certificate” means a certificate signed by two executive officers of PCS and delivered to the Trustee.

               “Opinion of Counsel” means a written opinion of counsel, who may be United States or Canadian counsel for PCS or who may be an employee of PCS, or a combination of such counsel and an employee of PCS, and who shall be reasonably satisfactory to the Trustee.

               “optional sinking fund payment” has the meaning specified in Section 12.01.

               “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

               “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (a) Securities theretofore canceled or deemed canceled by the Trustee or delivered to the Trustee for cancellation;

               (b) Securities, or portions thereof; for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than PCS) in trust or set aside and segregated in trust by PCS (if PCS shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

               (c) Securities, except to the extent provided in Sections 14.02 and 14.03, with respect to which PCS has effected defeasance and/or covenant defeasance as provided in Article Fourteen;

               (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of PCS; and

               (e) Securities converted into Common Shares or Preferred Shares pursuant to or in accordance with this Indenture if the terms of such Securities provide for convertibility pursuant to Section 3.01;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by the TIA Section 313, (a) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02, (b) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 3.01 as of the date such Security is originally issued by PCS as set forth in an Officer’s Certificate relating to exchange rates, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (a) above) of such Security, (c) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.01, and (d) Securities owned by PCS or any other obligor upon Securities or any Affiliate of PCS or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not PCS or any other obligor upon Securities or any Affiliate of PCS or of such other obligor.

               “Paying Agent” means any Person (including PCS acting as Paying Agent) authorized by PCS to pay the principal of (and premium, if any) or interest on any Securities on behalf of PCS.

               “PCS” means Potash Corporation of Saskatchewan Inc. until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “PCS” shall mean such successor entity.

               “PCS Request” and “PCS Order” mean, respectively, a written request or order signed in the name of PCS by two executive officers of PCS, and delivered to the Trustee.

               “Permitted Short-Term Investments” means investments in obligations, maturing not later than 180 days after the date of acquisition:

               (a) issued by the Government of Canada or the United States, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by Canada or the United States;

               (b) issued by a province of Canada, or an instrumentality or agency thereof, with a rating of at least R1 (low) by Dominion Bond Rating Service Limited (“DBRS”);

               (c) term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances or bearer deposit notes of any Canadian chartered bank or other financial institution which have been rated at least A-1 by Standard & Poor’s Corporation (“S&P”) or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) or at least R1 (mid) by DBRS;

               (d) commercial paper issued by a corporation organized and existing under the laws of Canada or the United States with a rating of at least A-1 by S&P, P-1 by Moody’s or R1 (mid) by DBRS;

               (e) any asset-backed debt securities with ratings of at least A-1 by S&P, P-1 by Moody’s or R1 (high) by DBRS; and

               (f) notes, bonds, coupons, debentures or other debt securities issued by any United States or Canadian corporation with ratings of at least A-1 by S&P, P-1 by Moody’s or R1 (mid) by DBRS;

provided that in the event of a rating downgrade on any Permitted Short-Term Investment by S&P, Moody’s or DBRS during the period in which the Permitted Short-Term Investment is held, PCS acting reasonably, shall have the full discretion to retain the Permitted Short-Term Investment to maturity.

               “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               “Place of Payment,” when used with respect to Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.01 and 10.02.

               “Preferred Shares” means, with respect to any Person, Capital Stock issued by such Person that are entitled to a preference or priority over any other Capital Stock issued by such Person upon any distribution of such Person’s assets, whether by dividend or upon liquidation.

               “Principal Property” means (a) any real property interest (all such interests forming an integral part of a single development or operation being considered as one interest), including any mining claims and leases, and any plants, buildings or other improvements thereon, and any part thereof, that is held by PCS or any Subsidiary and has a gross book value (without deduction of any reserve for depreciation), on the date as of which the determination is being made, exceeding 5% of Consolidated Net Tangible Assets of PCS (other than any such interest that the Board of Directors determines by resolution is not material to the business of PCS and its Subsidiaries taken as a whole), or (b) any of the Capital Stock or debt securities issued by any Significant Subsidiary.

               “Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

               “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

               “Regular Record Date” for the interest payable on any Interest Payment Date on Securities of or within any series means the date specified for that purpose as contemplated by Section 3.01, whether or not a Business Day.

               “Repayment Date,” when used with respect to any Security to be repaid at the option of the Holder, means the date fixed for such repayment by or pursuant to this Indenture.

               “Repayment Price,” when used with respect to any Security to be repaid at the option of the Holder, means the price at which it is to be repaid by or pursuant to this Indenture.

               “Responsible Officer,” when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), the secretary, any assistant secretary, the treasurer, any assistant treasurer, any corporate trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

               “Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 360 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

               “Security” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

               “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

               “Significant Subsidiary” means any Subsidiary of PCS that is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated by the Commission).

               “Special Record Date” for the payment of any Defaulted Interest on Securities of or within any series means a date fixed by the Trustee pursuant to Section 3.07.

               “Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

               “Subsidiary” means an entity a majority of the interests or a majority of the outstanding voting stock of which is owned, directly or indirectly, by PCS or by one or more other Subsidiaries of PCS. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

               “successor entity” has the meaning specified in Section 8.01.

               “Taxes” has the meaning specified in Section 10.06.

               “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

               “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to Securities of any series shall mean only the Trustee with respect to Securities of that series.

               “25% Excess Proceeds” has the meaning specified in Section 10.08.

               “United States” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

               “Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

               SECTION 1.02 Compliance Certificates and Opinions. Upon any application or request by PCS to the Trustee to take any action under any provision of this Indenture, PCS shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with; provided that in the case of any such application or request as to which the furnishing of such certificate and opinion is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 10.08) shall include:

(a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is reasonably necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

               SECTION 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an officer of PCS may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of PCS stating that the information as to such factual matters is in the possession of PCS, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

               SECTION 1.04 Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to PCS. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

               (c) The ownership of Securities shall be proved by the Security Register.

               (d) If PCS shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, PCS may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but PCS shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

               In the absence of any such record date fixed by PCS, regardless as to whether a solicitation of the Holders is occurring on behalf of PCS or any Holder, the Trustee may, at its option, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trustee shall have no obligation to do so. Any such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date of such solicitation.

               (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or PCS in reliance thereon, whether or not notation of such action is made upon such Security.

               SECTION 1.05 Notices, etc., to Trustee and PCS. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by PCS shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first class postage prepaid to or with the Trustee at its Corporate Trust Office.

(b) PCS by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to PCS addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by PCS.

               SECTION 1.06 Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by PCS or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

               If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

               Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Indenture shall be in the English language.

               Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               SECTION 1.07 Conflict with Trust Indenture Act. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture. If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

               SECTION 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               SECTION 1.09 Successors and Assigns. All covenants and agreements in this Indenture by PCS shall bind its successors and assigns, whether so expressed or not.

               SECTION 1.10 Separability Clause. In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 1.11 Benefits of Indenture. Nothing in this Indenture or in Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

               SECTION 1.12 Governing Law. This Indenture and Securities shall be governed by and construed in accordance with the law of the State of New York.

               SECTION 1.13 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (unless otherwise provided in any Security) payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

               SECTION 1.14 Immunity of Shareholders, Directors, Officers and Agents of PCS. The obligations of PCS under the Indenture and Securities and all documents delivered in the name of PCS in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of PCS or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of PCS for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of PCS or any of them or any of their personal assets for such satisfaction. The performance of the obligations of PCS under the Indenture and Securities and all documents delivered in the name of PCS in connection therewith shall not be deemed a waiver of any rights or powers of PCS, its directors or its shareholders under PCS’s Articles of Incorporation.

               SECTION 1.15 Agent for Service: Submission to Jurisdiction. By the execution and delivery of this Indenture, PCS (a) irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to Securities or this Indenture that may be instituted in any federal or state court in the City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), (b) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (c) agrees that service of process upon CT Corporation System and written notice of said service to PCS (mailed or delivered to its Secretary at its principal office specified in the first paragraph of this Indenture) shall be deemed in every respect effective service of process upon PCS in any such suit or proceeding. PCS further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any Securities shall be outstanding.

ARTICLE TWO
SECURITIES FORMS

               SECTION 2.01 Forms of Securities. Securities of each series shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 3.01, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as PCS may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities may be listed, or to conform to usage. If the forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the PCS Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

               The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

               SECTION 2.02 Form of Trustee’s Certificate of Authentication. Subject to Section 6.12, the Trustee’s certificate of authentication shall be in substantially the following form:

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee

By____________________

Authorized Signatory

               SECTION 2.03 Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, as contemplated by Section 3.01, then, notwithstanding clause (h) of Section 3.01 and the provisions of Section 3.02, any such Security shall represent such Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a PCS Order to be delivered to the Trustee pursuant to Section 3.03 or 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable PCS Order. If a PCS Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by PCS with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

               The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by PCS and PCS delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

               Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of (and premium, if any) and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

               Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, PCS, the Trustee and any agent of PCS and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form.

ARTICLE THREE
THE SECURITIES

               SECTION 3.01 Amount; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

               Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (a), (b) and (o) below), if so provided, may be determined from time to time by PCS with respect to unissued Securities of the series when issued from time to time):

(a) the title of Securities of the series (which shall distinguish Securities of such series from all other series of Securities);

(b) the aggregate principal amount of Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.07 or 13.05);

(c) the date or dates, or the method by which such date or dates will be determined, on which the principal of Securities of the series shall be payable;

(d) the rate or rates at which Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(e) the place or places, if any, other than or in addition to the Borough of Manhattan, New York City, where the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of, Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, exchange or conversion and, if different from the location specified in Section 1.05, notices or demands to or upon PCS in respect of Securities of the series and this Indenture may be served;

(f) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of PCS, if PCS is to have the option;

(g) the obligation, if any, of PCS to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(h) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(i) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(j) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or, if applicable, the portion of the principal amount of Securities of the series that is convertible in accordance with the provisions of this Indenture, or the method by which such portion shall be determined;

(k) if other than Dollars, the Foreign Currency or Currencies in which payment of the principal of (and premium, if any) or interest or Additional Amounts, if any, on Securities of the series shall be payable or in which Securities of the series shall be denominated, and any other terms and conditions relating thereto;

(l) whether the amount of payments of principal of (and premium, if any) or interest, if any, on Securities of the series may be determined with reference to an index,

formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(m) whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on Securities of the series are to be payable, at the election of PCS or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

(n) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(o) any deletions from, modifications of or additions to the Events of Default or covenants of PCS with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(p) whether any Securities of the series are to be issuable in global form and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05, and, if Securities of the series are to be issuable as a global Security, the identity of the depositary for such series;

(q) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(r) the applicability, if any, of Sections 14.02 and/or 14.03 to Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen;

(s) if Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(t) the obligation, if any, of PCS to permit the conversion of Securities of such series into PCS’s Common Shares or Preferred Shares, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion); and

(u) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the TIA or the provisions of this Indenture).

               All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.03) and set forth in such Officer’s Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

               If any of the terms of Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of PCS and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of Securities of such series.

               SECTION 3.02 Denominations. Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to Securities of such series, Securities of such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

               SECTION 3.03 Executing, Authentication, Delivery and Dating. All Securities shall be executed on behalf of PCS by an executive officer of PCS and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these individuals on Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on Securities.

               Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of PCS shall bind PCS, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

               At any time and from time to time after the execution and delivery of this Indenture, PCS may deliver Securities of any series executed by PCS to the Trustee for authentication, together with a PCS Order for the authentication and delivery of such Securities, and the Trustee in accordance with such PCS Order shall authenticate and deliver such Securities. If not all Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such PCS Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue.

               In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

(a) an Opinion or Opinions of Counsel stating that such Securities, when completed by appropriate insertions and executed and delivered by PCS to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by PCS in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid, binding and enforceable obligations of PCS, entitled to the benefits of this Indenture, except that (A) such Opinion of Counsel is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor’s rights generally, to the general principles of equity and to the judicial application of foreign governmental actions affecting creditors’ rights, (C) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws, and (D) such Opinion of Counsel may express no opinion with respect (i) to any provision imposing defaulted interest, penalties, forfeitures, increased interest rates and/or late payment charges upon delinquency in payment or occurrence of a default and (ii) the separability clause in Section 1.09; and

(b) an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of such Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to any Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under such Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

               Notwithstanding the provisions of Section 3.01 and of the preceding two paragraphs, if not all Securities of any series are to be issued at one time, it shall not be necessary to deliver an Officer’s Certificate otherwise required pursuant to Section 3.01 or a PCS Order, an Opinion of Counsel and an Officer’s Certificate otherwise required pursuant to the preceding two paragraphs at the time of issuance of each Security of such series, but such order, opinion and certificate, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

               Each Security shall be dated the date of its authentication.

               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by PCS, and PCS shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by PCS, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

               SECTION 3.04 Temporary Securities. Pending the preparation of definitive Securities of any series, PCS may execute, and upon a PCS Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

               If temporary Securities of any series are issued, PCS will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of PCS in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, PCS shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

               SECTION 3.05 Registration, Registration of Transfer and Exchange. PCS shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of PCS in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of PCS in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, PCS shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities on such Security Register as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

               Subject to the provisions of this Section 3.05, upon surrender for registration of transfer of any Security of any series at any office or agency of PCS in a Place of Payment for that series, PCS shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

               Subject to the provisions of this Section 3.05, at the option of the Holder, certificates representing Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of certificates representing Securities to be exchanged at any such office or agency. Whenever any such Securities are so surrendered for exchange, PCS shall execute, and the Trustee shall authenticate and deliver, Securities that the Holder making the exchange is entitled to receive.

               Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent global Security shall be exchangeable only as provided in this paragraph. If the depositary for any permanent global Security is The Depository Trust Company (“DTC”), then, unless the terms of such global Security expressly permit such global Security to be exchanged in whole or in part for definitive Securities, a global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such global Security selected or approved by PCS or to a nominee of such successor to DTC. If at any time DTC notifies PCS that it is unwilling or unable to continue as depositary for the applicable global Security or Securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, PCS shall appoint a successor depositary with respect to such global Security or Securities. If (a) a successor depositary for such global Security or Securities is not appointed by PCS within 90 days after PCS receives such notice or becomes aware of such unwillingness, inability or ineligibility, (b) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of Securities represented by such global Security or Securities advise DTC to cease acting as depositary for such global Security or Securities, or (c) PCS, in its sole discretion, determines at any time that all Outstanding Securities (but not less than all) of any series issued or issuable in the form of one or more global Securities shall no longer be represented by such global Security or Securities, then PCS shall execute, and the Trustee shall authenticate and deliver definitive Securities of like series, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Security or Securities. If any beneficial owner of an interest in a permanent global Security is otherwise entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.01 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, PCS shall execute, and the Trustee shall authenticate and deliver definitive

Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered for exchange by DTC or such other depositary as shall be specified in the PCS Order with respect thereto to the Trustee, as PCS’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption. If a Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (x) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (y) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

               All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of PCS, evidencing the same debt, and entitled to the same benefits under this Indenture, as Securities surrendered upon such registration of transfer or exchange.

               Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by PCS or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to PCS and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any registration of transfer or exchange of Securities, but PCS may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.07 or 13.05 not involving any transfer.

               PCS or the Trustee, as applicable, shall not be required (a) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of Securities to be redeemed under Section 11.03 and ending at the close of business on the day of the mailing of the relevant notice of redemption, (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (c) to issue, register the transfer of or exchange any Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

               SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee or PCS, together with, in proper cases, such security or indemnity as may be required by PCS or the Trustee to save each of them or any agent of either of them harmless, PCS shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

               If there shall be delivered to PCS and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to PCS or the Trustee that such Security has been acquired by a bona fide purchaser, PCS shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

               Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, PCS in its discretion may, instead of issuing a new Security, pay such Security.

               Upon the issuance of any new Security under this Section, PCS may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Security of any series, issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of PCS, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

               The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

               SECTION 3.07 Payment of Interest, Interest Rights Preserved. Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of PCS maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest on any Security may at PCS’s option be paid by (a) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears on the Security Register, or (b) transfer to an account maintained by the payee located inside the United States.

               Unless otherwise provided as contemplated by Section 3.01, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or Clearstream, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

               Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) shall be paid by PCS, at its election in each case, as provided in clause (a) or (b) below:

(a) PCS may elect to make payment of any Defaulted Interest to the Persons in whose names Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. PCS shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time PCS shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify PCS of such Special Record Date and, in the name and at the expense of PCS, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 1.06 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) PCS may make payment of any Defaulted Interest on Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by PCS to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions of this Section 3.07 and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

               SECTION 3.08 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, PCS, the Trustee and any agent of PCS or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 3.05 and 3.07) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither PCS, the Trustee nor any agent of PCS or the Trustee shall be affected by notice to the contrary.

               None of PCS, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent PCS, the Trustee, or any agent of PCS or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

               SECTION 3.09 Cancellation. All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it; provided, however, where the Place of Payment is located outside of the United States, the Paying Agent at such Place of Payment may cancel Securities surrendered to it for such purposes prior to delivering such Securities to the Trustee. PCS may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which PCS may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which PCS has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. If PCS shall so acquire any Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. Canceled Securities held by the Trustee shall be destroyed by the

Trustee and the Trustee shall deliver a certificate of such destruction to PCS, unless by a PCS Order PCS directs their return to it.

               SECTION 3.10 Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 with respect to Securities of any series, interest on Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year (the “calculation period”) is equivalent, is the rate payable under a Security in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

               SECTION 3.11 CUSIP Numbers. PCS may use “CUSIP” numbers (if then generally accepted in use), and if so, the Trustee shall use “CUSIP” numbers in notices and redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. PCS will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE FOUR
SATISFACTION AND DISCHARGE

               SECTION 4.01 Satisfaction and Discharge of Indenture. This Indenture shall upon PCS Request cease to be of further effect with respect to any series of Securities specified in such PCS Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto, the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in subclause (ii) of clause (a) of this Section 4.01, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, and any right to receive Additional Amounts, as provided in Section 10.09), and the Trustee, upon receipt of a PCS Order, and at the expense of PCS, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(a) either

(i) all Securities of such series theretofore authenticated and delivered (other than (A) Securities of such series that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (B) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by PCS and thereafter repaid to PCS or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all Securities of such series not theretofore delivered to the Trustee for cancellation

(A) have become due and payable,

(B) will become due and payable at their Stated Maturity within one year, or

(C) if redeemable at the option of PCS, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of PCS, and PCS, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) PCS has paid or caused to be paid all other sums payable hereunder by PCS; and

(c) PCS has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of PCS to the Trustee and any predecessor Trustee under Section 6.07, the obligations of PCS to any Authenticating Agent under Section 6.12 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (ii) of clause (a) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

               SECTION 4.02 Application of Trust Funds. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment either directly or through any Paying Agent (including PCS acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest and Additional Amounts for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE
REMEDIES

               SECTION 5.01 Events of Default. “Event of Default,” wherever used herein with respect to any particular series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest upon or any Additional Amounts payable in respect of any Security of that series, when such interest or Additional Amounts becomes due and payable, and continuance of such default for a period of 30 days;

(b) default in the payment of the principal of (or premium, if any, on) any Security of that series when due;

(c) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series and Article Twelve;

(d) default in the performance, or breach, of any covenant or warranty of PCS in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to PCS by the Trustee or to PCS and the Trustee by the Holders of at least 25% in principal amount of Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by PCS (including obligations under leases required to be capitalized on the balance sheet of the lessee under Canadian GAAP, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $100,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by PCS (including such leases but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $100,000,000 by PCS, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled;

(f) PCS or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding,

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(iii) consents to the appointment of a Custodian of it or for all or a majority of its property,

(iv) makes a general assignment for the benefit of its creditors or files a proposed or other scheme of arrangement involving the rescheduling or composition of its indebtedness,

(v) files a petition in bankruptcy or an answer or consent seeking reorganization or relief, or

(vi) consents to the filing of such petition in bankruptcy;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against PCS or any Significant Subsidiary in an involuntary case,

(ii) appoints a Custodian of PCS or any Significant Subsidiary or for all or a majority of either of its property, or

(iii) orders the liquidation, winding up, dissolution or reorganization of PCS or any Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 90 days;

(h) a Custodian is appointed out of court with respect to PCS, or with respect to all or a majority of the property of PCS, or any encumbrancer shall take possession of all or a majority of the property of PCS; or

(i) any other Event of Default provided with respect to Securities of that series.

As used in this Section 5.01, the term “Bankruptcy Law” means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada) or any similar Canadian or United States Federal, State or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or for the relief of debtors, and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

               SECTION 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee shall at the written request of the Holders of not less than 25% in principal amount of Outstanding Securities of that series, declare the principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of all Securities of that series to be due and payable immediately, by a notice in writing to PCS, and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

               At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of Outstanding Securities of that series, by written notice to PCS and the Trustee, may rescind and annul such declaration and its consequences if:

(a) PCS has paid or deposited with the Trustee a sum sufficient to pay in the currency or currency unit or composite currency in which Securities of such series are payable (except as otherwise specified pursuant to Section 301 for Securities of such series):

(i) all overdue installments of interest on and any Additional Amounts payable in respect of all Outstanding Securities of that series,

(ii) the principal of (and premium, if any) any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and any Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

               No such rescission shall affect any subsequent default or impair any right consequent thereon.

               SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee. PCS covenants that if:

(a) default is made in the payment of any installment of interest or Additional Amounts, if any, on any Security of any series when such interest or Additional Amount becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any) any Security of any series at its Maturity,

then PCS will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and Additional Amounts, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest or Additional Amounts, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               If PCS fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against PCS or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of PCS or any other obligor upon such Securities of such series, wherever situated.

               If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               SECTION 5.04 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to PCS or any other obligor upon Securities or the property of PCS or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on PCS for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in Securities of such series, of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 6.07.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding,

               SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or any Securities may be prosecuted and enforced by the Trustee without the possession of any Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of Securities in respect of which such judgment has been recovered.

               SECTION 5.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest and any Additional Amounts, upon presentation of Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.07;

Second: To the payment of the amounts then due and unpaid upon Securities for principal (and premium, if any) and interest and any Additional Amounts payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any), interest and Additional Amounts, respectively; and

Third: To the payment of the remainder, if any, to PCS.

               SECTION 5.07 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of that series;

(b) the Holders of not less than 25% in principal amount of Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

               SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium, if any, Interest and Additional Amounts. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and, subject to Sections 3.05 and 3.07, interest on, and any Additional Amounts in respect of, such Security on the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

               SECTION 5.09 Restoration of Rights and Remedies. If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, PCS, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

               SECTION 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               SECTION 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

               SECTION 5.12 Control by Holders of Securities. The Holders of not less than a majority in principal amount of Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(c) the Trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not joining therein.

               SECTION 5.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of Outstanding Securities of any series may on behalf of the Holders of all Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(a) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Security of such series, or

(b) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

               Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               SECTION 5.14 Waiver of Usury, Stay or Extension Laws. PCS covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and PCS (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               SECTION 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE SIX
THE TRUSTEE

               SECTION 6.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others shall be inferred or implied; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions required to be delivered to it pursuant to the terms of this Indenture to determine whether or not they so conform.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12; and

(iv) no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to the above paragraphs of this Section. The Trustee may refuse to perform any duty or exercise any right or power under this Indenture (including with respect to Section 5.12) unless it receives indemnity reasonably satisfactory to it for actions taken under this Indenture. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with PCS. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               SECTION 6.02 Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided further that in the case of any default or breach of the character specified in Section 5.01(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section 6.02, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

               SECTION 6.03 Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of PCS mentioned herein shall be sufficiently evidenced by a PCS Request or PCS Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to make reasonable examination of the books, records and premises of PCS, personally or by agent or attorney following reasonable notice to PCS;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; provided that the Trustee shall be required to terminate any such agent if it has actual knowledge of any failure by such agent to perform its delegated duties; and

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

               The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               SECTION 6.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of PCS, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to PCS are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by PCS of Securities or the proceeds thereof

               SECTION 6.05 May Hold Securities. The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of PCS, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with PCS with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

               SECTION 6.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with PCS.

               SECTION 6.07 Compensation and Reimbursement. PCS agrees:

(a) to pay to the Trustee from time to time compensation agreed to with the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 5.01(f) or 5.01(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

               As security for the performance of the obligations of PCS under this Section 6.07, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on or any Additional Amounts with respect to any particular Securities.

               The provisions of this Section 6.07 shall survive the termination of this Indenture.

               SECTION 6.08 Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000, which in the case of the Trustee named in the first paragraph of this Indenture shall mean that (a) the combined capital and surplus of such Trustee plus (b) the combined capital and surplus of any Corporation of which such Trustee is a wholly owned subsidiary shall be at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six. If the Trustee has or shall acquire a conflicting interest within the meaning of TIA Section 310(b), the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

               SECTION 6.09 Resignation and Removal, Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

               (b) The Trustee may resign at any time with respect to Securities of one or more series by giving written notice thereof to PCS. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (c) The Trustee may be removed at any time with respect to Securities of any series by Act of the Holders of a majority in principal amount of Outstanding Securities of such series delivered to the Trustee and to PCS.

               (d) If at anytime:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by PCS or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months,

(ii) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by PCS or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) PCS by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to Securities of one or more series, PCS, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to Securities of any particular series). If within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of Outstanding Securities of such series delivered to PCS and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to Securities of such series and to that extent supersede the successor Trustee appointed by PCS. If no successor Trustee with respect to Securities of any series shall have been so appointed by PCS or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series. Any resigning or removed Trustee shall be entitled to all benefits, indemnities, exculpations and protections available to it as Trustee as to any actions taken or omitted to be taken by it while it was Trustee under this Indenture.

               (f) PCS shall give notice of each resignation and each removal of the Trustee with respect to Securities of any series and each appointment of a successor Trustee with respect to Securities of any series in the manner provided for notices to the Holders of Securities in Section 1.06. Each notice shall include the name of the successor Trustee with respect to Securities of such series and the address of its Corporate Trust Office.

               SECTION 6.10 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to PCS and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of PCS or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

               (b) In case of the appointment hereunder of a successor Trustee with respect to Securities of one or more (but not all) series, PCS, the retiring Trustee and each successor Trustee with respect to Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of PCS or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to Securities of that or those series to which the appointment of such successor Trustee relates.

               (c) Upon request of any such successor Trustee, PCS shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.10, as the case may be.

               (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

               SECTION 6.11 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

               SECTION 6.12 Appointment of Authenticating Agent. At any time when any Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the

Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to PCS and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner provided for in Section 1.06. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to PCS and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, subject to supervision or examination by Federal or State authorities and having a combined capital and surplus of at least $50,000,000. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.12, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.12.

               Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

               An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to PCS. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to PCS. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to PCS and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

               PCS agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section 6.12.

               If an appointment with respect to one or more series is made pursuant to this Section 6.12, Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture:

as Trustee

By: as Authenticating Agent

By: Authorized Signatory

               SECTION 6.13 Preferential Collection of Claims Against the Issuers. The Trustee is subject to Section 311(a) of the TIA, except with respect to any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed is subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND PCS

               SECTION 7.01 Preservation of Information: Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar, if so acting.

(b) If three or more Holders of a series of Securities (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months immediately preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular series (in which case the applicants must hold Securities of such series) or with all Holders of Securities with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.01(a); or

(ii) inform such applicants as to the approximate number of Holders of Securities of such series or of all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.01(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 7.01(a), a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

               SECTION 7.02 Disclosure of Names and Addresses of Holders. Every Holder of Securities, by receiving and holding the same, agrees with PCS and the Trustee that neither PCS nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312 or any statute of Canada or any province or territory thereof, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

               SECTION 7.03 Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a).

               A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any exchange.

               SECTION 7.04 Reports by PCS. PCS will:

(a) file with the Trustee, within 15 days after PCS is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which PCS may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if PCS is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by PCS with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(c) transmit or cause to be transmitted by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by PCS pursuant to paragraphs (a) and (b) of this Section 7.04 as may be required by rules and regulations prescribed from time to time by the Commission; and

(d) file any report required by any statute of Canada or any province or territory thereof.

               SECTION 7.05 PCS to Furnish Trustee Names and Addresses of Holders. PCS will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by PCS of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

ARTICLE EIGHT
CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

               SECTION 8.01 Consolidations and Mergers of PCS and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. PCS may amalgamate or consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case, (a) either PCS shall be the continuing entity or one of the continuing entities, or the successor entity (the “successor entity”) shall be an entity organized and existing under the laws of Canada or a province or territory thereof or the United States or a State thereof or the District of Columbia, and such successor entity shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest on all Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by PCS, by supplemental indenture, complying with Article Nine, satisfactory to the Trustee, executed and delivered to the Trustee by such successor entity, and (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of PCS or the successor entity as a result thereof as having been incurred by PCS or such successor entity at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

               SECTION 8.02 Rights and Duties of Successor Entity. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for PCS, with the same effect as if it had been named herein, and the predecessor entity, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of PCS, any or all Securities issuable hereunder which theretofore shall not have been signed by PCS and delivered to the Trustee; and, upon the order of such successor entity, instead of PCS, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of PCS to the Trustee for authentication, and any Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

               In case of any such amalgamation, consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in Securities thereafter to be issued as may be appropriate.

               SECTION 8.03 Securities to Be Secured in Certain Events. If, upon any consolidation or amalgamation of PCS with or merger of PCS into any other Person, or upon any conveyance, lease or transfer of the properties and assets of PCS substantially as an entirety to any other Person, any of the property and assets of PCS would thereupon become subject to any

Lien, then unless such Lien could be created pursuant to Section 10.10 without equally and ratably securing the Securities, PCS, prior to or simultaneously with such consolidation, amalgamation, merger, conveyance, lease or transfer, will secure Securities Outstanding hereunder (together with, if PCS shall so determine, any other indebtedness of PCS now existing or hereafter created which is not subordinate to such Securities) equally and ratably with (or prior to) the indebtedness which upon such consolidation, amalgamation, merger, conveyance, lease or transfer is to become secured by such Lien, or will cause such Securities to be so secured; provided that, for the purpose of providing such equal and ratable security, the principal amount of Original Issue Discount Securities and Indexed Securities shall mean that amount which would at the time of making such effective provision be due and payable pursuant to Section 5.02 and the terms of such Original Issue Discount Securities and Indexed Securities upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time pursuant to the terms of such Original Issue Discount Securities and Indexed Securities.

               SECTION 8.04 Officer’s Certificate and Opinion of Counsel. Any amalgamation, consolidation, merger, sale, lease or conveyance permitted under Section 8.01 is also subject to the condition that the Trustee receive an Officer’s Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor entity, complies with the provisions of this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE NINE
SUPPLEMENTAL INDENTURES

               SECTION 9.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities, PCS, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to PCS and the assumption by any such successor of the covenants of PCS contained herein and in the Securities;

(b) to add to the covenants of PCS for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon PCS;

(c) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default;

(d) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;

(e) to change or eliminate any provision of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

(f) to add guarantees to Securities and guarantors as parties hereunder or to secure Securities pursuant to the requirements of Section 8.03 or 10.10 or otherwise;

(g) to establish the form or terms of Securities of any series and as permitted by Sections 2.01 and 3.01, including the provisions and procedures relating to Securities convertible into Common Shares or Preferred Shares, as the case may be;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(i) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided such provisions shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(j) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.01, 14.02 and 14.03; provided that any such action shall not adversely affect the interests of the Holders of Securities of such or any other series of Securities in any material respect.

               SECTION 9.02 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to PCS and the Trustee, PCS, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture;

provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) change the Stated Maturity of the principal of (or premium, if any), or any installment of principal of or interest on, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof; or any premium payable upon the redemption thereof; or change any obligation of PCS to pay Additional Amounts pursuant to Section 10.09 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 3.01,

(b) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 15.04 for quorum or voting, or

(c) modify any of the provisions of this Section, Section 5.13 or Section 10.12, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

               It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

               A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

               SECTION 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

               SECTION 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

               SECTION 9.05 Conformity with TIA. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

               SECTION 9.06 Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If PCS shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and PCS, to any such supplemental indenture may be prepared and executed by PCS and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

               SECTION 9.07 Notice of Supplemental Indentures. Promptly after the execution by PCS and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, PCS shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN
COVENANTS

               SECTION 10.01 Payment of Principal, Premium, if any, Interest and Additional Amounts. PCS covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on and any Additional Amounts payable in respect of Securities of that series in accordance with the terms of such series of Securities and this Indenture. Unless otherwise specified with respect to Securities of any series pursuant to Section 3.01, at the option of PCS, all payments of principal may be paid by check to the registered Holder of the Security or other person entitled thereto against surrender of such Security.

               SECTION 10.02 Maintenance of Office or Agency. PCS shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment or conversion, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon PCS in respect of Securities of that series and this Indenture may be served. PCS will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time PCS shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and PCS hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

               PCS may from time to time designate one or more other offices or agencies where Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve PCS of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. PCS will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 3.01 with respect to a series of Securities, PCS hereby designates as a Place of Payment for each series of Securities the office or agency of PCS in the Borough of Manhattan, New York City, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands.

               Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as Securities of any series (a) are denominated in a Foreign Currency or (b) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then PCS will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

               SECTION 10.03 Money for Securities Payments to Be Held in Trust. If PCS shall at any time act as its own Paying Agent with respect to any series of any Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on or Additional Amounts in respect of any Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for Securities of such series) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

               Whenever PCS shall have one or more Paying Agents for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on or Additional Amounts in respect of any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Additional Amounts and (unless such Paying Agent is the Trustee) PCS will promptly notify the Trustee of its action or failure so to act.

               PCS will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities or Additional Amounts in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by PCS (or any other obligor upon Securities) in the making of any such payment of principal (and premium, if any) or interest or Additional Amounts; and

(c) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

               PCS may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by PCS Order direct any Paying Agent to pay, to the Trustee all sums held in trust by PCS or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by PCS or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

               Except as otherwise provided in Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by PCS, in trust for the payment of the principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Security of any series and remaining unclaimed for two years (or such shorter period of time for return of such money to PCS under applicable abandoned property laws) after such principal (and premium, if any), interest or Additional Amounts has become due and payable shall be paid to PCS upon PCS Request or (if then held by PCS) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to PCS for payment of such principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of PCS as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of PCS cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to PCS.

               SECTION 10.04 Existence. Subject to Article Eight, PCS will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, rights (charter and statutory) and franchises; provided, however, that PCS shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of PCS.

               SECTION 10.05 Statement as to Compliance. PCS will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of

PCS’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 10.08, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

               SECTION 10.06 Additional Amounts. All payments made by PCS under or with respect to Securities shall be in U.S. Dollars (except as otherwise set forth in the Securities) and shall be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Taxes”), unless PCS is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If PCS is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to Securities, PCS will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to Taxes (such Taxes, “Excluded Taxes”) (a) that would not have been imposed but for the fact that the payment is made to a Holder with which PCS does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (b) that would not have been imposed but for the existence of any present or former connection between such Holder and Canada or any province or any territory thereof otherwise than by the mere holding of Securities or the receipt of payments thereunder, (c) that would not have been imposed but for the presentation by such Holder of such Security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, (d) required to be deducted or withheld by any paying agent from a payment on such Security, if such payment can be made without such deduction or withholding by any other paying agent or (e) that would not have been imposed but for the failure of such Holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of such Security.

               PCS will also in accordance with applicable law (a) make such withholding or deduction, and (b) remit the full amount deducted or withheld to the relevant authority. PCS will furnish to the Holder of such Securities, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by PCS.

               At least 30 days prior to each date on which any payment under or with respect to Securities is due and payable, if PCS will be obligated to pay Additional Amounts with respect to such payment, PCS will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Wherever in this Indenture there is mentioned, in any context except in the case of Section 5.02(a), the payment of the principal of (or premium, if any) or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any

Security of any series, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

               The obligations of PCS under this Section 10.06 shall survive the termination of this Indenture and the payment of all amounts under or with respect to Securities.

               SECTION 10.07 Limitation on Liens.

               (a) PCS shall not, and shall not permit any Subsidiary to, incur any Lien on or with respect to any of the Principal Property of PCS or any Subsidiary now owned or hereafter acquired to secure Debt without making, or causing such Subsidiary to make, effective provision for securing the Securities (i) equally and ratably with such Debt as to such Principal Property for so long as such Debt shall be so secured, or (ii) in the event such Debt is subordinate in right of payment to the Securities, prior to such Debt as to such Principal Property for so long as such Debt shall be so secured.

               The foregoing restrictions will not apply to Liens in respect of Debt existing at the date of this Indenture, Liens on or with respect to property that is not Principal Property or to:

(i) Liens securing only Securities;

(ii) Liens in favor of PCS or any of its Subsidiaries;

(iii) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation of the financing of such acquisition);

(iv) Liens to secure Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of property used in the business of PCS or any Subsidiaries and subject to such Liens, provided that (A) the principal amount of any Debt secured by such a Lien does not exceed 100% of such purchase price or cost, (B) such Lien does not extend to or cover any property other than such property and any such improvements, and (C) such Debt is incurred within 12 months of such purchase, construction or improvement;

(v) Liens on property of a Person existing at the time such Person is merged with or into or amalgamated or consolidated with PCS or any of its Subsidiaries that were not created in anticipation of the acquisition of such Person; provided that such Lien does not extend to or cover any property other than that of the Person so merged, amalgamated or consolidated;

(vi) Liens on any Principal Property in favor of a domestic or foreign governmental body to secure partial progress, advance or other payments pursuant to any contract or statute of such governmental body; and

(vii) Liens to secure Debt incurred to extend, renew, refinance, replace or refund (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, any secured Debt existing on the date of this Indenture or any Debt secured by any Lien referred to in the foregoing clauses (i) to (vi), so long as in each such case the Lien does not extend to any other property and the Debt so secured is not increased other than for reasonable costs related to such extension, renewal, refinancing, replacement or refunding.

               (b) Notwithstanding the foregoing Paragraph (a), PCS and its Subsidiaries may incur a Lien or Liens to secure Debt (excluding Debt secured by Liens permitted under the foregoing exceptions) the aggregate amount of which, including Attributable Debt in respect of Sale and Leaseback Transactions, does not exceed 15% of Consolidated Net Tangible Assets.

               (c) Notwithstanding the foregoing Paragraphs (a) and (b), PCS and its Subsidiaries may incur a Lien or Liens to secure any Debt incurred pursuant to a Sale and Leaseback Transaction, without securing the Securities equally and ratably with or prior to such Debt, as applicable, provided that such Sale and Leaseback Transaction complies with the terms of Paragraphs (b) and (c) of Section 10.08.

               SECTION 10.08 Limitation on Sale and Leaseback Transactions. PCS shall not, and shall not permit any Subsidiary of PCS to, enter into any Sale and Leaseback Transaction with respect to any Principal Property (except for a period, including renewals, not exceeding 36 months) unless:

               (a) At the time of entering into such Sale and Leaseback Transaction, PCS or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Debt in respect of such Sale and Leaseback Transaction, secured by a Lien, without equally and ratably securing the Securities;

               (b) PCS or such Subsidiary applies, within 12 months after the sale or transfer, an amount equal to the greater of (i) the net proceeds of the Principal Property sold pursuant to the Sale and Leaseback Transaction, or (ii) the fair value (in the opinion of an executive officer of PCS) of such Principal Property to the acquisition of or construction on property used or to be used in the ordinary course of business of PCS or a Subsidiary of PCS, and PCS shall have elected to designate such amount as a credit against such Sale and Leaseback Transaction; or

               (c) Subject to the following paragraph, PCS or such Subsidiary applies, within 12 months after the sale or transfer, an amount equal to the net proceeds of Principal Property sold pursuant to the Sale and Leaseback Transaction to the voluntary defeasance or retirement of Debt, which amount shall not be less than the fair value (in the opinion of an executive officer of PCS) of such Principal Property less an amount equal to the principal amount of such Debt voluntarily defeased or retired by PCS or such Subsidiary within such 12-month period and not designated as a credit against any other Sale and Leaseback Transaction.

               Notwithstanding the foregoing, in no event shall PCS be required to defease or retire, in the aggregate with respect to any and all such transactions pursuant to this Section

10.08, more than 25% of the original aggregate principal amount of a series of Securities on or prior to the fifth anniversary of the original date of issue thereof, the whole as contemplated by and within the meaning of subparagraph 212(1)(b)(vii) of the Income Tax Act (Canada). If the aggregate net proceeds that PCS would be otherwise required to use to defease or retire Securities on or prior to the fifth anniversary of the original date of issue thereof would exceed 25% of the original aggregate principal amount of such series (such excess being “25% Excess Proceeds”), then promptly after such fifth anniversary PCS shall defease or retire Securities in an amount equal to the 25% Excess Proceeds. Pending such defeasing or retiring of Securities, the 25% Excess Proceeds shall be invested and maintained by and for the benefit of PCS in Permitted Short-Term Investments and PCS shall not distribute such proceeds in respect of its shares.

               SECTION 10.09 Waiver of Certain Covenants. PCS may omit in any particular instance with respect to any series of Securities to comply with any term, provision or condition set forth in Section 10.04, 10.07, or 10.08 if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of PCS and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN
REDEMPTION OF SECURITIES

               SECTION 11.01 Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article Eleven.

               SECTION 11.02 Election to Redeem; Notice to Trustee. The election of PCS to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of PCS of less than all Securities of any series, PCS shall, at least 45 days prior to the Redemption Date fixed by PCS, notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver or cause to be delivered to the Trustee such documentation and records as shall enable the Trustee to select, at the direction of PCS, Securities to be redeemed pursuant to Section 11.03.

               SECTION 11.03 Selection by Trustee of Securities To Be Redeemed. If less than all Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee at the direction of PCS, from Outstanding Securities of such series not previously called for redemption, by lot or pro rata as directed by PCS or by such method as the Trustee and PCS shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

               The Trustee shall promptly notify PCS in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed, and the Trustee and PCS shall jointly advise the Security Registrar (if other than the Trustee) of their selection.

               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

               SECTION 11.04 Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.06, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 3.01, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof

               Any notice that is mailed to the Holders of Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

               All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 11.06, if any, and Additional Amounts, if any,

(c) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(d) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(e) that on the Redemption Date, the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 11.06, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(f) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, or for conversion,

(g) that the redemption is for a sinking fund, if such is the case,

(h) the CUSIP number of such Security, if any, and

(i) if applicable, that a Holder of Securities who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

               Notice of redemption of Securities to be redeemed shall be given by PCS or, at PCS’s request, by the Trustee in the name and at the expense of PCS.

               SECTION 11.05 Deposit of Redemption Price. On or prior to any Redemption Date, PCS shall deposit with the Trustee or with a Paying Agent (or, if PCS is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all Securities or portions thereof which are to be redeemed on that date.

               SECTION 11.06 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless PCS shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by PCS at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that, except as otherwise provided with respect to Securities convertible into Common Stock or Preferred Stock, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

               If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

               SECTION 11.07 Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article Eleven or Article Twelve) shall be surrendered at a Place of Payment therefor (with, if PCS or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to PCS and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and PCS shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE
SINKING FUNDS

               SECTION 12.01 Applicability of Article. The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

               The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

               SECTION 12.02 Satisfaction of Sinking Fund Payments with Securities. PCS may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to Securities of a series, (a) deliver Outstanding Securities of such series (other than any previously called for redemption), and (b) apply as a credit Securities of such series which have been redeemed either at the election of PCS pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by PCS; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

               Unless otherwise provided in any Security of any series, no sinking fund arrangement shall be entered into if, in the opinion of Canadian tax counsel to PCS, such arrangement could reasonably be considered to contravene the requirements of Subparagraph 212(1)(b)(vii) of the Income Tax Act (Canada) respecting the exemption from Canadian tax on interest paid to non-residents of Canada.

               SECTION 12.03 Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for Securities of any series, PCS shall deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, PCS shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of PCS in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE THIRTEEN
REPAYMENT AT THE OPTION OF HOLDERS

               SECTION 13.01 Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 3.01) in accordance with this Article Thirteen.

               SECTION 13.02 Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof; together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. PCS covenants that at least one Business Day prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if PCS is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for Securities of such series) sufficient to pay the principal (or, if so provided by the terms of Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all Securities or portions thereof, as the case may be, to be repaid on such date.

               SECTION 13.03 Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which PCS shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (a) the Security so providing for such repayment together with the “Option to Elect Repayment” form on the reverse thereof duly completed by the Holder (or by the Holders’ attorney duly authorized in writing), or (b) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by PCS.

               SECTION 13.04 When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article Thirteen and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof; as the case may be, to be repaid shall become due and payable and shall be paid by PCS on the Repayment Date therein specified, and on and after such Repayment Date (unless PCS shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same are interest-bearing, cease to bear interest, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by PCS, together with accrued interest, if any, to the Repayment Date; provided, however, that, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless PCS shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.08.

               If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof; such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

               SECTION 13.05 Securities Repaid in Part. Upon surrender of any Security which is to be repaid in part only, PCS shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of PCS, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE

               SECTION 14.01 Applicability of Article: PCS’s Option to Effect Defeasance or Covenant Defeasance. If, pursuant to Section 3.01, provision is made for either or both of (a) defeasance of Securities of or within a series under Section 14.02, or (b) covenant defeasance of Securities of or within a series under Section 14.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article Fourteen (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities, and PCS may at its option by Board Resolution, at any time, with respect to such Securities elect to have Section 14.02 (if applicable) or Section 14.03 (if applicable) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Article Fourteen.

               SECTION 14.02 Defeasance and Discharge. Upon PCS’s exercise of the above option applicable to this Section 14.02 with respect to any Securities of or within a series, PCS shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 14.04 are satisfied (“defeasance”). For this purpose, such defeasance means that PCS shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in Paragraphs (a) and (b) below, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of PCS, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

               (a) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due,

               (b) PCS’s obligations with respect to such Securities under Sections 3.05, 3.06, 3.07, 10.02 and 10.03 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.06,

               (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of PCS under Section 6.07, and

               (d) this Article Fourteen.

               Subject to compliance with this Article Fourteen, PCS may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03 with respect to such Securities.

               SECTION 14.03 Covenant Defeasance. Upon PCS’s exercise of the above option applicable to this Section 14.03 with respect to any Securities of or within a series, PCS shall be released from its obligations under Sections 10.04, 10.07 and 10.08 and, if specified pursuant to Section 3.01, its obligations under any other covenant, with respect to such

Outstanding Securities on and after the date the conditions set forth in Section 14.04 are satisfied (“covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 10.04, 10.07 and 10.08 or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, PCS may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.01(d) or 5.01(h) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

               SECTION 14.04 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 14.02 or Section 14.03 to any Outstanding Securities of or within a series:

(a) PCS shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) an amount in such currency, currencies or currency unit in which such Securities are then specified as payable at Stated Maturity, (ii) Government Obligations applicable to such Securities (determined on the basis of the currency, currencies or currency unit in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (iii) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (i) the principal of (and premium, if any) and interest on such Outstanding Securities on the Stated Maturity of such principal (and premium, if any) or installment of principal or interest, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities. Before such a deposit, PCS may give to the Trustee, in accordance with Section 11.02 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of or constitute a default under, this Indenture or any other material agreement or instrument to which PCS is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(f) and 5.01(g) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d) In the case of an election under Section 14.02, PCS shall have delivered to the Trustee an Opinion of Counsel stating that (i) PCS has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of an election under Section 14.03, PCS shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) PCS shall have delivered to the Trustee an Opinion of Counsel in Canada or a ruling from the Canada Customs and Revenue Agency to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such outstanding Securities include Holders who are not resident in Canada).

(g) PCS shall not be an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(h) PCS shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to Paragraph (a) above and the related exercise of PCS’s option under Section 14.02 or Section 14.03 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by PCS, with respect to the trust funds representing such deposit or by the Trustee for such trust funds, or (ii) all necessary registrations under said Act have been effected.

(i) Notwithstanding any other provisions of this Section 14.04, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on PCS in connection therewith pursuant to Section 3.01.

               SECTION 14.05 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.04 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including PCS acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any), interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

               Unless otherwise specified with respect to any Security pursuant to Section 3.01, if, after a deposit referred to in Section 14.04(a) has been made (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.01 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 14.04(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 14.04(a) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on a commercially reasonable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

               PCS shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

               Anything in this Article Fourteen to the contrary notwithstanding, subject to Section 6.06, the Trustee shall deliver or pay to PCS from time to time upon a PCS Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article Fourteen.

ARTICLE FIFTEEN
MEETINGS OF HOLDERS OF SECURITIES

               SECTION 15.01 Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article Fifteen to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

               SECTION 15.02 Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time PCS, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then PCS or the Holders of Securities of such series in the amount above specified, as the case may be, may call such meeting for such purposes by giving notice thereof as provided in Paragraph (a) of this Section 15.02.

               SECTION 15.03 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (a) a Holder of one or more Outstanding Securities of such series, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of PCS and its counsel.

               SECTION 15.04 Quorum; Action. The Persons entitled to vote a majority in principal amount of Outstanding Securities of a series shall constitute a quorum for a meeting of

Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage, which is less than a majority, in principal amount of Outstanding Securities of a series, there shall be no quorum requirement. In the absence of a required quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in the aggregate principal amount of Securities at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage of the principal amount of Outstanding Securities of such series which shall constitute such required quorum.

               Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the persons entitled to vote a majority in aggregate principal amount of Outstanding Securities represented at such meeting; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened by the affirmative vote of the Holders of such specified percentage in principal amount of Outstanding Securities of that series.

               Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section 15.04 shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

               Notwithstanding the foregoing provisions of this Section 15.04, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(i) there shall be no quorum requirement for such meeting; and

(ii) the principal amount of Outstanding Securities affected thereby that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

               SECTION 15.05 Determination of Voting Rights; Conduct of Meetings. (a) The Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof

               (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by PCS or by Holders of Securities as provided in Section 15.02(b), in which case PCS or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of Outstanding Securities of such series represented at the meeting.

               (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

               SECTION 15.06 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to PCS and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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               This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

POTASH CORPORATION OF SASKATCHEWAN INC.

By: /s/ Wayne Brownlee
Title:

Attest:

Title:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By: /s/ Warren A. Goshine
Title:

Attest:

Title:

PROVINCE OF SASKATCHEWAN	) ) ss:
)

               On the                      day of                     , 2002, before me personally came                               , to me known, who, being by me duly sworn, did depose and say that he/she resides at      that he/she is                                    of POTASH CORPORATION OF SASKATCHEWAN INC., one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]

Notary Public Commission Expires

STATE OF New York	) ) ss:
COUNTY OF New York	)

               On the      day of      , 2002, before me personally came                               , to me known, who, being by me duly sworn, did depose and say that he/she resides at      that he/she is                               of POTASH CORPORATION OF SASKATCHEWAN INC., one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]

Notary Public Commission Expires